EXHIBIT 4 (t)


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      NEITHER  THIS  WARRANT NOR ANY SHARES OF COMMON  STOCK  ISSUABLE  UPON THE
EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933,
AS  AMENDED,  AND  THE  RULES  AND  REGULATIONS   PROMULGATED   THEREUNDER  (THE
"SECURITIES ACT"). THIS WARRANT IS NOT TRANSFERRABLE, UNDER ANY CIRCUMSTANCES, PRIOR TO MARCH 31, 1998.

                                     WARRANT

                            Dated: ___________, 1997

                    Warrant to Purchase _____________ Shares

                   of Common Stock, Par Value $0.001 Per Share

      THE TIREX CORPORATION, a Delaware corporation (the "Company"), hereby certifies that ____________, its/his successors and/or assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on the earlier of (i) the effectiveness with the Securities and Exchange Commission (the "SEC") of a registration statement relating to the public offering of the Company's Common Stock or (ii) May 31, 1998, up to __________________ shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a price of $.001 per share (the "Exercise Price"). The Holder acknowledges by receipt hereof that conversion prior to March 31, 1998, of Holder's 10% Convertible Subordinated Debenture (the "Debenture") issued in connection with the Company's private placement of its securities made pursuant to a certain Confidential Private Offering Memorandum dated November 5, 1997 (the "Memorandum") will result in a forfeit of the right to exercise some or all of the Warrants. (See "Exercise Period" on page 2). Except as otherwise expressly provided herein, the shares of Common Stock issued upon exercise of this Warrant shall bear the same terms and conditions described under the caption "Description of Securities" in the Company's confidential Private Offering Memorandum, dated November 5, 1997 (the "Private Placement Memorandum"). The Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for this Warrant and the Common Stock, as more fully described in Section 6. Each certificate evidencing the Registrable Securities (as hereinafter defined) shall bear the appropriate restrictive legend set forth below, except that any such certificate shall not bear such restrictive legend if (i) it is transferred pursuant to an effective registration statement under the Act or in compliance with Rule 144 or Rule 144A promulgated under the Act, or (ii) the Company is provided with an opinion of counsel satisfactory to the Company to the effect that such legend is not required in order to establish compliance with the provisions of the Act:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN


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      THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.
      COPIES OF THE WARRANT COVERING REGISTRATION RIGHTS PERTAINING TO THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE OFFICE OF THE COMPANY AT MONTREAL, QUEBEC.

      Notwithstanding the foregoing, the Registrable Securities will bear an appropriate restrictive legend to the extent required by a certain "lock-up" agreement between the Holder of this Warrant and H.J. Meyers & Co., Inc.

      A. Exercise of Warrants.

      1. Upon presentation and surrender of this Warrant (this "Warrant") during the Exercise Period, with the attached Election to Purchase form duly executed, at the administrative office of the Company at 740 St. Maurice, Suite 201, Montreal, Quebec 3C 1L5 together with a check payable to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased, unless exercised in accordance with Section 1(b) below, the Company will cause its Transfer Agent to deliver to the holder hereof, certificates of Common Stock which in the aggregate represent the number of Shares being purchased. This Warrant may be partially exercised and, in case of such partial exercise, the Company, upon surrender hereof, will deliver to the Holder a new Warrant representing the number of shares which have not been exercised.

      2. Notwithstanding the provisions of Section 1(a) with respect to the Exercise Price to the contrary, the Holder may elect to exercise this Warrant, in whole or in part, by receiving Common Stock equal to the value (as herein determined) of the portion of this Warrant then being exercised, in which event the Company shall issue to the Holder the number of shares of Common Stock determined by using the following formula:

               X =      Y(A-B)/A

      where:   X =      the number of shares of Common Stock to be issued to the
                        Holder under the provisions of this Section 1(b)

               Y =      the  number  of  shares  of  Common   Stock  that  would
                        otherwise be issued upon such exercise

               A = the Current Fair Market Value (as hereinafter defined) of one share of Common Stock calculated as of the last trading day immediately preceding such exercise

               B =      the Exercise Price


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

      As used herein, the "Current Fair Market Value" of the Common Stock as of a specified date shall mean with respect to each share of Common Stock, (i) the average of the closing prices of the Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or
(iii) if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or (iv) if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Association of Securities Dealers, Inc. Over-the-Counter Electronic Bulletin Board System or any similar successor organization, in each such case either (i) calculated on the date which the form of election specified in Section 2(b) herein is deemed to have been sent to the Company or (ii) averaged over a period of five (5) days consisting of the day as of which the Current Fair Market Value is being determined and the four (4) consecutive business days prior to such day. The Holder hereof shall determine in its sole discretion which method of calculation to use. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the then Current Fair Market Value of the Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Stock sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, consolidation, reorganization, acquisition or other similar transaction pursuant to which the Company is not the surviving entity, in which case the Current Fair Market Value of the Common Stock shall be deemed to be the per share value received or to be received in such transaction by the holders of Common Stock.

      B. Exercise Period.

      1. The right to acquire shares of Common Stock of the Company pursuant to this Warrant shall commence on the earlier of: (i) the effectiveness of the SEC of a registration statement relating to the public offering of the Company's Common Stock; or (ii) May 31, 1998 (the "Exercise Period"). After the conclusion of the five year period following the final Closing Date of the Company's private placement made pursuant to the Memorandum, the Holder shall have no right to purchase any shares of Common Stock pursuant to this Warrant (the "Expiration Date"). To the extent any portion of the Debenture is converted prior to the earlier of March 31, 1998, the Holder of the Warrants sold as a portion of the Units purchased shall lose the right to exercise such portion of the Holder's Warrants as such portion relates pro rata to the portion of the Debenture exercised. By way of example, if a Holder of one Unit converts $5,000 (20% of the Debenture) of a Debenture prior to March 31, 1998, such Holder shall forever lose the right to exercise 10,000 Warrants (20% of the Warrants).

      2. The rights represented by this Warrant may be exercised, in whole or in part (with respect to shares of Common Stock, by the Holder subject to the conditions contained herein an at any time within the period specified in
Section 2(a) by: (i) surrender of this Warrant for cancellation (with the Election to Purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) to the extent that the Holder does not use the election provided by this Section 1(b), payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the Election to Purchase form, together with the amount of applicable stock transfer taxes, if any; and/or (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the Election to Purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant, including without limitation the provisions of Sections 6 and 7. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the applicable provisions of this Section 2(b) are satisfied, and the person(s) designated in the Election to Purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date.

      C. Rights and Obligations of Holders of this Warrant; Anti-Dilution.

      1. The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which all of the applicable provisions of Section 2(b) have been met, irrespective of the date of delivery of such share certificate.

      2. In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with any consolidation or merger), then the Holder of this Warrant shall thereafter be entitled, upon exercise, to receive the number and kind of shares which, if this Warrant had been exercised immediately prior to the happening of such event, that the Holder would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following: (i) the record date of such dividend or distribution or (ii) the day upon which such subdivision, combination, or reclassification shall become effective and the Exercise Price on the date of such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event; provided, however, that in no event shall the exercise price be below $.001 per share.

      3. In case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any increase, decrease, or other reclassification of the outstanding shares of Common Stock) or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property, or the liquidation, sale or transfer of the property of the Company as an entirety or substantially as an entirety and for other unusual events, there shall be deliverable upon exercise of the Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such action if this Warrant had been exercised immediately prior to such action.

      (d) In the sole discretion of the Holder(s) hereof, such Holder(s) may require that the Company assign the obligations of the Company described in this Warrant to any successor of the Company if the Company is not the surviving entity of a merger or consolidation. The Company must give the Holder(s) hereof fifteen (15) business days notice of the terms of any such consolidation or merger and the terms thereof.

      D. Covenants of the Company.

      1. The Company covenants and agrees that all shares of Common Stock issuable upon exercise of this Warrant will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable with no personal liability attaching to the Holder thereof.

      2. The Company covenants and agrees that it will at all times prior to expiration of this Warrant reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding convertible securities, options, warrants and rights, including this Warrant.

      E. Issuance of Certificates. As soon as possible after any full or partial exercise of this Warrant, but in any event no more than five (5) business days, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which that Holder shall be entitled on such exercise. No fractional shares will be issued on exercise of this Warrant. If, on any exercise of this Warrant, a fractional share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. All such certificates shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended, and the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold face language appearing on Page 1 of this Warrant.

      F. Registration Rights.

      (a) Certain Definitions. As used herein, the term:

            (i) "Registrable Securities" shall mean this Warrant and/or the shares of Common Stock issued or issuable upon exercise of this Warrant, as the same shall be so designated by the Holder.

            (ii) "50% Holder" shall mean the Holder(s) of at least 50 percent of the total number of shares of Common Stock compromising the Registrable Securities (whether or not this Warrant has been exercised), and shall include any Holder or combination of Holders.

      (b) "Piggyback" Registration. At any time during the Exercise Period until the Expiration Date, the Company shall advise the Holder, whether the Holder holds this Warrant or has exercised this Warrant and holds any of the Common
Stock, by written notice at least twenty days prior to the filing of any registration statement (other than a registration statement on Form S-8 or its counterpart), or any Notification on Form 1-A under the Act, covering any securities of the Company, whether for its own account or for the account of others, and shall, upon the request of the Holder, include in any registration statement such information as may be required to permit a public offering of any or all of the Registrable Securities of the Holder, all at no expense whatsoever to the Holder (to the extent as permitted by the Act or the rules and regulations promulgated thereunder), except that each Holder whose Registrable Securities are included in such registration shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to the Securities sold by it.

      (c) Demand Registration.

      (i) If any 50% Holder shall give notice to the Company at any time during the Exercise Period and prior to the Expiration Date, to the effect that such 50% Holder desires to register under the Act any Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities shall be involved, then the Company shall promptly, but no later than 60 days after receipt of such notice, use its reasonable best efforts to file a registration statement under the Act, to the end that Registrable Securities of such 50% Holder may be publicly sold under the Act as promptly as practicable thereafter, and the Company shall use its best efforts to cause such registration to become effective as soon as possible; provided, however, that such 50% Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing; and provided further that the Company shall then have available current


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

financial statements (unless the unavailability of current financial statements results from the Company's fault or neglect). The 50% Holder may, at its option, cause Registrable Securities to be included in such registration under this
Section 6(c) on one occasion during the Exercise Period.

      (ii)  Within ten days after  receiving  any such  notice  pursuant to this
Section 6(c), the Company shall give notice to each other Holder (whether such Holder holds a Warrant or has exercised the Warrant and holds any of the Common Stock), advising that the Company is proceeding with a registration statement and offering to include therein Registrable Securities held by such other Holders, provided that they shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

      (iii) All costs and expenses (including without limitation. legal, accounting, printing, mailing and filing fees) of the registration effected under this Section 6(c) shall be borne by the Company, except that the Holder(s) whose Registrable Securities are included in such registration shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to the securities sold by them.

      (iv) The Company shall cause the registration statement filed pursuant to this Section 6(c) to remain current under the Act (including the taking of such steps are as necessary to obtain the removal of any stop order) for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof, or until all the Registrable Securities included in such registration have been sold, whichever is earlier.

      (d) Further Rights. The registration rights provided by this Section 6 may be exercised by the Holder either prior or subsequent to its exercise of this Warrant. A 50% Holder may, at its option, request registration pursuant to
Section 6(b) and/or pursuant to Section 6(c), and its request for registration under one such Section shall not affect its right to request registration under the other. The registration rights provided by this Section 6 shall supersede and be prior in right to any registration rights granted by the Company to other holders of its outstanding securities.

      (e) Notwithstanding the foregoing, the Company shall include the Registrable Securities in the registration statement it intends to file under the Act pertaining to the shares underlying the Debentures. If such registration statement is not effective upon the filing by the Company of a registration statement pertaining to a public offering of the Company's securities, then the Company shall include such Registrable Securities in any registration statement pertaining to a public offering of the Company's securities. In each such case, the Company shall use its best efforts to obtain effectiveness of such registration statement and to maintain such effectiveness for at least one year.


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

      G. Indemnification.

      1. Indemnification by the Company. As used in this Section 7, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof, including without limitation all reasonable costs of defense and investigation and all attorneys' fees. Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed under the Act, or amended or supplemented, the Company shall indemnify and hold harmless each Holder of Registrable Securities included in such registration statement, amendment or supplement (each, a "Distributing Holder"), and each person (if any) who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such Registrable Securities, and each person (if any) who controls (within the meaning of the Act) any such underwriter, from and against all Liabilities, joint or several, to which the Distributing Holder or any such controlling person or underwriter may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Distributing Holder or by any other Distributing Holder for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

      2. Indemnification by Holder. The Distributing Holder(s) shall indemnify and hold harmless the Company, and each of its directors, each nominee (if any) named in any preliminary prospectus or final prospectus constituting a part of such registration statement, each of its officers who have signed such registration statement and such amendments or supplements thereto, and each person (if any) who controls the Company (within the meaning of the Act) against all Liabilities, joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Distributing Holder(s) for use in the preparation thereof. Each Distributing Holder shall be liable for no more than the amount such Distribution Holder realizes upon sale of the Registrable Securities. The foregoing indemnity shall be in addition to any other liability which the Distributing Holder(s) may otherwise have.

      3.  Procedure.  Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      4. Limitation. Notwithstanding the foregoing, if the Registrable Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such underwriting are in conflict with the provisions of this Section 7, the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

      H. Successors and Assigns; Transfer.

      1. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      2. This  Warrant may be  transferred  at any time after March 31, 1998 by:
(i) surrender of this Warrant for cancellation (with the Transfer form at the end hereof properly executed) at the office or agency of the Company referred to in Section 1; and (ii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 8 are satisfied, and the transferee(s) designated in the Transfer form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding three (3) business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context


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otherwise requires),  the term "Holder" shall include each such transferee,  and the term "Warrant" shall include each such transferred Warrant.

      I. Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Common Stock will be made in violation of the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act").

      J. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service or national overnight courier service. Any such notice shall be deemed to have been given (a) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or national overnight courier service, or (b) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage pre-paid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a part may have advised the other in the manner provided in this Section 10):

                      If to the Company:

                      The Tirex Corporation
                      740 St. Maurice, Suite 201
                      Montreal, Quebec 3C 1L5

                      If to the Holder:

                      ________________________
                      ________________________
                      ________________________
                      ________________________


      K. Governing Law. This Warrant and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to such State's laws regarding the conflict of laws.

      L. Amendment or Waiver. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any 50% Holder (defined as the Holder(s) of at least 50 percent of the total number of Common Stock comprising the Registrable Securities, whether or not this Warrant has been executed, and shall include any Holder or combination of Holders); provided, however, that such amendment, waiver or modification


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applies by its terms to each  Holder;  and provided  further,  that a Holder may waive any of its rights or the Company's obligations to such Holder without obtaining the consent of any other Holder.

      M. Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not be a part of this Warrant.

      IN WITNESS WHEREOF, The Tirex Corporation has caused this Warrant to be duly executed, by its duly authorized officers under its corporate seal and to be dated as of the date set forth below.

                                                  THE TIREX CORPORATION

Dated: __________, 1997                           By:
                                                  Name:
                                                  Title: President

(Corporate Seal)

Attest:

Name:
Title: Secretary


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                              ELECTION TO PURCHASE

                          To be Executed by the Holder
                        in Order to Exercise the Warrant

      The undersigned Holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, ______ shares of Common Stock, $.001 par value ("Common Stock"), and
(i) herewith makes payment of an aggregate of $____________ therefor and/or (ii) pursuant to Section 1(b) of such Warrant hereby tenders the right to exercise such Warrant to the extent of ________ shares of Common Stock of the Company. The undersigned requests that the certificates for the shares of such Common Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

      (Please type or print name and address)

      (Social Security or tax identification number)

and delivered to;

      (Please type or print name and address)

and, if such number of shares of Common Stock shall not be all the Common evidenced by this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock subject to the Warrant be registered in the name of, and delivered to, the Holder at the address stated below.

      In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by check or money order payable in United States currency to the order of The Tirex Corporation, or its successor.

Dated:  _________________

                                  (Address)

                                  (Social Security or tax identification number)

Signatures guaranteed by:


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                                    TRANSFER

                          To be Executed by the Holder
                        in Order to Transfer the Warrant

                  (To be signed only upon transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________ the right to purchase shares of the Common Stock, $.001 par value per share ("Common Stock"), of The Tirex Corporation (the "Company") represented by the foregoing Warrant to the extent of ____ shares of Common Stock and appoints ________________________ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.

Dated:  _____________________

                                           Name:

                                           Address

Signatures guaranteed by:

_______________________________

Taxpayer Identification Number:

_______________________________


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